eeinov2012

47th EEI Financial Conference November 12-13, 2012

2 FORWARD LOOKING STATEMENT During the course of this presentation, there will be forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” The information in this presentation is based upon our current expectations as of the date hereof unless otherwise noted. Our actual future business and financial performance may differ materially and adversely from our expectations expressed in any forward-looking statements. We undertake no obligation to revise or publicly update our forward-looking statements or this presentation for any reason. Although our expectations and beliefs are based on reasonable assumptions, actual results may differ materially. The factors that may affect our results are listed in certain of our press releases and disclosed in the Company’s public filings with the SEC. 2

3 Our Vision: Enriching lives through a safe, sustainable energy future Our Mission: Working together to deliver safe, reliable and innovative energy solutions Our Values: ABOUT NORTHWESTERN S - safety E - excellence R - respect V - value I - integrity C - community E - environment

4 NORTHWESTERN ENERGY PROFILE TICKER: NWE

5 A STRONG & WELL ROUNDED BOARD & EXECUTIVE TEAM

6 NWE CORPORATE RESPONSIBILITY

7 BETTER THAN AVERAGE ECONOMIC INDICATORS Top Left: Unemployment rate consistently below National Average for our service territory. National Ranking (NE 2nd, SD 3rd & MT 10th) Top: Bad Debt/Revenue Write-off better than peer average in AGA/EEI 2011 Survey – Our customers pay their bills. Left: Projected population growth above National Average for Montana & South Dakota provides potential for additional organic growth.

8 NWE: AN INVESTMENT FOR THE LONG TERM We’re a fully regulated and financially solid utility; with – Diversity across states, service type and customer segments – A 100 year history of competitive customer rates, system reliability and customer satisfaction – 5 years of great earnings results and growing dividend – Strong cash flows aided by net operating loss carryforward Best practices corporate governance; and – A strong and well rounded board and executive team – Forbes “Americas Most Trustworthy” companies – Recent addition to the NYSE Century Club Index – One of 42 U.S. companies recognized by Glass Lewis for our 2011 “say-on-pay” proposal Attractive future growth prospects – Reintegrating energy supply portfolio (natural gas and electric) – Distribution System Infrastructure Program (DSIP) – Transmission opportunities within our service territory

9 A DIVERSIFIED ELECTRIC AND GAS UTILITY Above data reflects full year 2011 results . Jurisdiction and service type based upon gross margin contribution. Customers based upon volumes. The “80/20” rules of NorthWestern Gross Margin in 2011: Electric: $470M Natural Gas: $151M Other $ 1M Gross Margin in 2011 Montana: $513M South Dakota: $ 99M Nebraska: $ 11M Customers in 2011: Residential: 554k Commercial: 106k Industrial: 6k

10 STRONG UTILITY FOUNDATION Electric source: Edison Electric Institute Typical Bills and Average Rates Report, 1/1/12 Natural gas source: US Dept of Energy Monthly residential supply and delivery rates as of 1/1/12 Strong utility operations:  Solid system reliability (EEI 2nd quartile);  A NWE customer could expect, on average, one outage per year lasting 100 minutes  SAIFI – Reliability Indices with Major Events excluded - Interruptions /customer/year  CAIDI – Reliability Indices with Major Events excluded – Average outage duration  Residential electric and natural gas rates below national average; and  Customer service satisfaction that exceeds survey average (JD Powers)

11 REAFFIRMING 2012 EARNINGS GUIDANCE Reaffirming updated 2012 guidance range of $2.30-$2.40 based upon, but not limited to, the following major assumptions and expectations: • DGGS cost allocation methodology consistent with the Initial Decision, excluding the 2011 effect of the Initial Decision; • Excludes the $50 million pre-tax gain resulting from the arbitration decision in the Colstrip Energy Limited Partnership (CELP) matter in the fourth quarter of 2012. • Fully diluted average shares outstanding of 37.1 million for 2012; and • Normal weather in the Company's electric and natural gas service territories for the fourth quarter of 2012. 1. 2012 Green box represents initial guidance range of $2.35 - $2.50. 2012 Red triangle represents midpoint of updated Non-GAAP Adjusted EPS on September 26, 2012 of $2.30 - $2.40. Fully Diluted GAAP EPS Estimated Range of $2.63-2.73 Midpoint of updated Non-GAAP Adjusted EPS Range of $2.30- 2.40 1

12 5 YEAR TRACK RECORD OF DELIVERING RESULTS Return on Equity has steadily improved each year from 2007 – 2011 and Dividend per Share has increased each of the last 5 years. 5 Year (2007-11) Average Return on Equity : 9.1% 5 Year (2007-11) CAGR Dividend: 3.0% 1. 2012 ROE estimate based on midpoint of updated GAAP guidance range of $2.63 - $2.73 2. 2011 and 2012 Dividend Payout Ratio based upon Non-GAAP Adjusted EPS would be 60% and 63% respectively. 1 2 2

13 STRONG CASH FLOWS While maintenance capex and dividends payments have continued to grow over the past 5 years (9.2% and 2.4% CAGR respectively), Cash Flow from Operations has continued to outpace maintenance capex and provided approximately $40-60 million of positive Free Cash Flow per year. We anticipate our Net Operating Loss balance to benefit our cash flow beyond 2016.

14 NEAR-TERM POTENTIAL EARNINGS DRIVERS…. 2013 Tax Rate ranges: 14% to 17%

15 SOLID PENSION FUNDING We calculate our pension obligation with conservative estimates. Expected long- term rate of return for NWE is 7.00% vs peer group average of 7.78%. Discount rate for NWE is 4.40%-4.55% vs peer group average of 5.35%

16 BALANCE SHEET STRENGTH AND LIQUIDITY

17 NET INVESTMENT IN EXISTING BUSINESS Maintenance capital expenditures have cumulatively outpaced depreciation by $154 million over the last five years (2008 to 2012 projected), while maintaining a positive Free Cash Flow during the same period.

18 2012 MONTANA NATURAL GAS RATE FILING We are dedicated to operating a safe, reliable natural gas system and that requires ongoing investment in infrastructure replacements. If approved by the MPSC, on average this request would result in a monthly increase of $5.69 or 7.17% for a residential customer using 100 therms of natural gas. Decision expected by July 2013.

19 INVESTMENT OPPORTUNITY OUTLOOK  Energy Supply – Big Stone/Neal pollution control – South Dakota natural gas peaking generation – Montana Spion Kop Wind facility – Other vertical integration opportunities in Montana including gas reserves or base load generation  Transmission – Network upgrades and large generation interconnections – Colstrip 500kV upgrade  Distribution – Distribution System Infrastructure Project (DSIP)

20

DISTRIBUTION INVESTMENT OUTLOOK

Distribution System Integrity Program (DSIP)

The Project addresses the emerging issue of our aging infrastructure and prepare our natural gas and electric distribution systems for the next generation of technology.

*For the **electric distribution system**, the Program's goals are:*

- *Arrest and reverse the trend of aging infrastructure;*
- *Build appropriate margin (capacity) back into the system;*
- *Maintain reliability over the long-term, and improve it for our rural customers; and,*
- *Position NWE to adopt Smart Grid, by accomplishing those tasks that are necessary, whether or not Smart Grid is eventually deployed on a wide scale, and regardless of what form of Smart Grid is eventually deployed.*

*For the **natural gas distribution system**, the Program's goals are:*

- *Embrace the industry's new performance-driven model Natural Gas Distribution Integrity Management Program (DIMP);*
- *Employ state-of-the-art analytical capabilities to proactively manage safety; and,*
- *Improve leak rate performance.*


Distribution System Infrastructure Project



	Phase-in to Recommended Plan				Estimated Cost w/inflation			
	2011		2012		2013 - 2017		2011 - 2017 Total	
($millions)	Incremental		Incremental		Incremental		Incremental	
	CAPEX	O&M	CAPEX	O&M	CAPEX	O&M	CAPEX	O&M
Electric Utility Total	9.1	2.7	12.2	4.7	213.1	48.9	$234.4	$56.2
Natural Gas Utility Total	6.4	1.2	6.0	1.3	40.2	14.3	$52.5	$16.8
Other Total	-	3.4	-	3.7	-	8.8	$0.0	$15.9
Project Total	$15.5	$7.3	$18.2	$9.7	$253.2	$72.0	$286.9	$88.9

NorthWestern, Delivering quality at a great value — yesterday, today and tomorrow…

As a NorthWestern Energy customer, you expect and deserve top quality at a reasonable cost – in other words, great value. We agree. NorthWestern Energy has one of the safest and most reliable electric and natural gas distribution systems in the country, and we want to keep it that way. That's why we created a multi-year project to aggressively replace aging infrastructure and to prepare our network to support the next generation of new technology.

NorthWestern Energy
Delivering a Bright Future

21 ELECTRIC GENERATION OPPORTUNITY We own less than 50% of our supply needs. We are currently evaluating build, acquisition, or other market alternatives to meet forecasted supply gap. 75 MW contract with PPL expired in June 2012 and 200 MW contract will expire in June 2014

22 NATURAL GAS NEEDS AND SUPPLY Top Left: Approximately 11% of our total natural gas needs go toward electric generation and the remaining 89% is sold to our retail customers Top: We own approximately 10% of our total retail needs in Montana Left: As we continue to add to our natural gas reserves to our portfolio, we can significantly reduce supply cost volatility for our customers

23 HARD ASSETS PROVIDING REAL VALUE (Left) We believe continued investment in our system to provide an even more safe, reliable, environmentally responsible and cost- effective service for our customers will produce additional value for our shareholders. (Below) NWE Total Shareholder Return has outperformed our peer group, the S&P 600 index (on which we are listed) and the Dow Jones Utility Average thru September 30, 2012.

24 INVESTMENT PROJECT SUMMARY Several opportunities exist to further increase and diversify earnings as compared to our approximately $1.8 billion of rate base today. Additional opportunities for baseload generation in Montana are currently being evaluated and may be incorporated as their scope and timeline become more defined. Figures above do not include maintenance capital investment in excess of depreciation. Note: Color / label indicate NorthWestern Energy's current probability of execution and timing of expenditures.

25 CONCLUSION We’re a fully- regulated and financially sound utility; with - Diversity across states, service type and customer segments - 100 year history of competitive rates, reliability and customer satisfaction - 5 years of delivering great earnings and growing dividends - Strong cash flows aided by NOL carryforward Best practices corporate governance and -A strong and well rounded board and executive team -Forbes “Americas Most Trustworthy” companies - Recent addition to the NYSE Century Club Index - One of 42 U.S. companies recognized by Glass Lewis for our 2011 “say-on-pay” proposal Attractive future growth prospects - Reintegrating energy supply portfolio (natural gas and electric) - Distribution System Infrastructure Program (DSIP) - Transmission opportunities within our service territory

26 APPENDIX

27 EARNINGS RECONCILIATION

28 ADJUSTED EPS SCHEDULE

29 CONSOLIDATED STATEMENT OF INCOME

30 CONSOLIDATED STATEMENT OF CASH FLOWS

31 CONSOLIDATED BALANCE SHEET

32 EFFECTIVE TAX RATE RECONCILIATION

33 2011 SYSTEM STATISTICS Note: Statistics above are as of 12/31/2011 (1) Nebraska is a natural gas only jurisdiction (1) Energy Supply Transmission Distribution Electric (MW) MT SD Total 2011 Tx for Others MT SD Total Demand MT SD / NE Total Base load coal 222 210 432 Electric (GWh) 9,100 100 9,200 Daily MWs 750 172 922 Other resources 150 106 256 Natural Gas (Bcf) 18.3 - 18.3 Peak MWs 1,227 341 Annual GWhs 6,600 1,500 8,100 Natural Gas (Bcf) MT SD Total System (miles) MT SD Total Annual Bcf 21 11 32 Proven reserves 7.7 - 7.7 Electric 7,000 1,300 8,300 Annual production 0.55 - 0.55 Natural gas 2,000 55 2,055 Customers MT SD / NE Total Storage 17.8 - 17.8 Electric 339,400 61,100 400,500 Natural gas 182,100 85,700 267,800 521,500 146,800 668,300 System (miles) MT SD / NE Total Electric 17,300 2,000 19,300 Natural gas 5,000 2,320 7,320

34 ENVIRONMENTAL CONTROLS

35 OUR COMMISSIONERS

36 ONE HUNDRED YEARS LATER. . . . After One Hundred Years, Electricity is still a great value

37 FERC’s ALJ RULING – WE GOT THE CRUST 37

38 THE BACK STORY ON DGGS Background •NorthWestern Energy operates a transmission system and balancing authority within Montana and is charged with the responsibility of providing safe and reliable electric service to all of its customers. This includes retail and wholesale customers. • Part of NorthWestern’s responsibility is to continually balance all customer loads on the system with all resources on the system. This is a moment to moment requirement and is measured by NERC (North American Reliability Corporation) and WECC (Western Electricity Coordinating Council) criteria. Ultimately the FERC (Federal Energy Regulatory Commission) enforces these NERC and WECC reliability criteria and stiff civil penalties and sanctions can be imposed for non-compliance. • NorthWestern meets this reliability requirement by assuring that it has regulating resources available to constantly balance loads with resources. Regulating resources are sources of energy that can be ramped up or down quickly to balance changing customer load profiles with the energy supply resources available. • For many years, since NorthWestern did not own any resources of its own to provide this service, NorthWestern was forced to rely on the volatile wholesale market to purchase regulating resources from third parties, from systems often very distant from NorthWestern. Support for DGGS • On May 20, 2009, the MPSC issued a Final Order approving DGGS finding that: “The Commission finds NWE provided compelling evidence of the imprudence and risk of continuing to rely exclusively on its longtime practice of contracting with other utilities in the region to meet its need for mandatory regulation service. NWE demonstrated its current need for 91 MW of regulating reserves in order to meet balancing authority requirements, provide safe and reliable service, and avoid the risk of significant financial penalties for violations of reliability standards. NWE’s projection that it will need 115 MW of regulation service by 2015 is reasonable as well”. •FERC stated in its November 2007 Order approving the third party purchase from Powerex: “We also find that NorthWestern has adequately addressed interveners’ arguments. Specifically, we find that NorthWestern has supported the term and level of services contained in the Agreement and explained why it did not elect to provide a back-stop bid based on its ownership interest in Colstrip Unit No. 4. In addition, NorthWestern has provided evidence that its circumstances are temporary because it now may build or otherwise acquire generation that may alleviate its need to purchase ancillary services from third parties. Therefore, we accept the Agreement for filing and grant Powerex’s request for waiver of Section 3 of its Rate Schedule No. 1 for the term of the Agreement (January 1, 2008 through December 31, 2008)”.

39 THE BACK STORY ON DGGS (CONTINUED) Support for DGGS (continued) • On April 29, 2010, NorthWestern made a filing with FERC proposing to collect costs associated with DGGS under the same cost allocation methodology and for the same magnitude of Regulating Resource as had been previously approved by FERC when NorthWestern was providing such service under third party contracts. Unfortunately, the Initial Order from the Administrative Law Judge doesn’t support FERC’s previous positions. •The Initial Order from the FERC Administrative Law Judge: • Does not challenge the prudency or costs of the DGGS. In fact, the parties agreed, through stipulation, on the total revenue requirement of DGGS. • Instead, the Initial Order would seek to penalize NorthWestern for its decision to follow FERC precedent on the issue of the magnitude and allocation of costs. Ironically, the rate for DGGS advocated by the Montana Large Customer Group and which appeared to be adopted by the Initial Order would be approximately one-half of the rate that NorthWestern was previously recovering as a pass-through of costs under the third party contracts and approved by FERC! As a result • One side of FERC has ordered NorthWestern to meet reliability criteria and another side of FERC seeks to strip NorthWestern of its tools to meet such criteria (or at least the cost recovery of the tools). • It is important to note that NorthWestern still must meet its reliability criteria obligations or face stiff penalties, ultimately from FERC, the same regulatory agency that has found in this initial order that NorthWestern only needs a fraction of the regulating service that it has constructed into DGGS and has been required traditionally to meet reliability criteria. In Summary • NorthWestern finds itself in a position where regulatory worlds have collided. No one disagrees that the generating plant is needed. No one argues the costs aren’t prudent. The Montana Public Service Commission issued a thoughtful and fact-based decision concerning the part of the Plant under its jurisdiction. The FERC process and initial decision would seek to either shift costs to state jurisdictional customers or allow them simply to fall between the cracks.